Exhibit 10.4
FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND GUARANTY
FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND GUARANTY, dated as of July 13, 2016 (this “Amendment”), by and among ACRC LENDER C LLC, a Delaware limited liability company (the “Seller”), ARES Commercial Real Estate Corporation, a Maryland corporation (the “Guarantor”) and CITIBANK, N.A., a national banking association (the “Buyer”).
R E C I T A L S:
WHEREAS, the Seller and Buyer entered into that certain Master Repurchase Agreement, dated as of December 8, 2014 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).

WHEREAS, Guarantor entered into that certain Amended and Restated Substitute Guaranty Agreement, dated as of May 6, 2014, in favor of Buyer (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”).

WHEREAS, the parties wish to amend the Repurchase Agreement and Guaranty as more specifically set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Repurchase Agreement and Guaranty are hereby amended as follows, effective as of the date hereof:
Section 1.    Amendment to Repurchase Agreement.

1.1    The following definition in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and the following corresponding definition is substituted therefor in its proper alphabetical order:
“Indebtedness” shall mean, for any Person at any date, without duplication, (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations, (d) all then outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for

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the payment thereof; provided, that “Indebtedness” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
1.2    The following definition shall be added in Section 2 of the Repurchase Agreement in its proper alphabetical order:
“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its consolidated Subsidiaries.

Section 2.    Amendment to Guaranty. The following definitions in Section 1 of the Guaranty are hereby deleted in their entirety and the following corresponding definitions are substituted therefor in its proper alphabetical order:

“Fixed Charge Coverage Ratio” means, with respect to Guarantor, the EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Recourse Indebtedness” means, without duplication, (a) Indebtedness of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and (b) any Indebtedness of Guarantor other than Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Indebtedness; provided, that “Recourse Indebtedness” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Tangible Net Worth” means, with respect to any Person and any date, (i) all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP, plus, without duplication, (ii) all Qualified Capital Commitments plus origination fees, net of deferred origination costs, minus (a) intangible assets included in the foregoing and (b) prepaid taxes and/or expenses, all on or as of such date; provided,

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that “Tangible Net Worth” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“Total Liquidity” means, at any date of determination, the sum of (i) Cash Liquidity plus (ii) unencumbered Investment Securities; provided, that “Total Liquidity” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

Section 3.    Omnibus Amendment to Transaction Documents.

3.1    Any references to the Repurchase Agreement or Guaranty in the Transaction Documents shall hereinafter refer to the Repurchase Agreement and Guaranty as modified by this Amendment.
Section 4    Covenants, Representations and Warranties of Seller.

4.1    The Seller hereby represents and warrants that this Amendment has been duly executed and delivered by the Seller. This Amendment is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
4.2    The Seller hereby represents and warrants that, to the best of its knowledge, as of the date hereof, no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by the Seller of this Amendment.
Section 5.    Reaffirmation of Guaranty.

5.1    Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement and the Guaranty hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
Section 6.    Effect Upon Transaction Documents.

6.1    The Seller hereby ratifies and confirms as of the date hereof that all of the terms, covenants and provisions of the Repurchase Agreement and the other Transaction Documents (except as expressly modified hereby) are and shall remain in full force and effect without change except as otherwise expressly and specifically modified by this Amendment.

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6.2    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Transaction Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.
6.3    The Seller acknowledges that nothing contained herein shall be construed to relieve the Seller from its obligations under any Transaction Document except as otherwise expressly and specifically modified by this Amendment.
Section 7.     No Oral Modification. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

Section 8.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 9.    Counterparts. This Amendment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
Section 10.    Invalidity. If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such provision.
Section 11.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.
Section 12.    No Novation. This Amendment does not, and shall not be construed to, constitute the creation of a new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Transaction Documents, nor does it in any way affect or impair the lien of the Transaction Documents. No action undertaken pursuant to this Amendment shall constitute a waiver or a novation of the Buyer’s rights under the Transaction Documents.
Section 13.    Costs. The Seller hereby acknowledges and agrees that it shall be responsible for the payment of any reasonable out-of-pocket costs, fees and expenses of the Buyer incurred in connection with the preparation, negotiation, execution or delivery of this Amendment (including, without limitation, the reasonable fees and disbursements of counsel to the Buyer).
[Signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
SELLER:
ACRC LENDER C LLC,
a Delaware limited liability company

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

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BUYER:

CITIBANK, N.A.,
a national banking association

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

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